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                                                                Exhibit 10.10.3


                   MODIFICATION OF NOTE AND CREDIT AGREEMENT
                   -----------------------------------------

     This Modification of Note and Credit Agreement ("Modification Agreement") is entered into effective on March 28, 1997 by and among TOKAI BANK OF CALIFORNIA, a California banking corporation, hereinafter referred to as "Lender," GW SERVICES, INC., a California corporation, hereinafter referred to as "Borrower," and GLACIER WATER SERVICES, INC., a Delaware corporation, hereinafter referred to as "Guarantor."

                                   RECITALS

     A. On or about February 14, 1994 Lender, Borrower and Guarantor entered into a Credit Agreement (hereinafter the "Credit Agreement") dated February 14, 1994.

     B. Pursuant to the terms of the Credit Agreement the Borrower executed a Promissory Note (hereinafter the "Note") dated February 28, 1994 payable to the order of the Lender in the full amount of $12,000,000.00.

     C. The Lender, the Borrower and the Guarantor executed those certain Modifications of Note and Credit Agreement dated February 13, 1995, February 6, 1996 and June 20, 1996, amending certain terms and provisions of said Note and Credit Agreement, which included the increase of the credit facility from $12,000,000.00 to $18,000,000.00.

     D. All capitalized terms herein which are not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

     E. The Lender and Guarantor have requested and the Lender has agreed to further modify the terms of the Note and Credit Agreement as set forth below.

     NOW THEREFORE, for valuable consideration and the mutual promises and agreements hereinafter contained, Lender, Borrower and Guarantor hereby amend as follows, the terms and provisions of the Note and Credit Agreement as previously amended:

     A.  The Note, as previously amended, is modified as follows:

         1. In the first paragraph of the Note the amount which reads "Eighteen Million Dollars ($18,000,000.00)" is amended to read "Thirty-Five Million Dollars ($35,000,000.00) on or before January 2, 1999 and thereafter $25,000,000.00."
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         2.  In paragraph (a.) on page one of the Note, as previously amended, the date which reads "July 1, 1998" is hereby further amended to read "July 1, 1999."

     B.  The Credit Agreement, as previously amended, is modified as follows:

         1. The definition of the following capitalized term in Section 1.1 is amended in entirety to read as follows:

             "Primary Maturity Date" means and refers to July 1, 1999.
              ---------------------

         2.  Section 2.1 is amended to read as follows:

                         2.1  Primary Facility.  So long as no Unmatured Event
                              ----------------
                    of Default or Event of Default has occurred hereunder and subject to the terms and conditions of this Agreement, Bank agrees to make Primary Facility Loans to Borrower from the Closing Date to but not including the Primary Maturity Date, at such times and in such amounts as Borrower may request, which amounts may be borrowed, repaid and reborrowed subject to the lim itations set forth herein; provided, however,
                                                          -----------------
                    that the aggregate principal amount of the obligations outstanding at any time including, without limitation, the Primary Facility Loans and Term Facility Loans made and requested to be made by Bank shall not exceed the sum of $35,000,000.00 on or before January 2, 1999 and thereafter shall not exceed $25,000,000.00. On or before Jan uary 2, 1999 an amount ("Reduction Amount") equal to the outstanding Loans less an amount equal to $25,000,000.00 shall be paid in full. No portion of the Reduction Amount shall bear interest at a LIBOR Rate for an Interest Period which extends beyond January 2, 1999.

                         Notwithstanding anything to the contrary contained in
                    this Agreement, no Primary Facility Loan bearing interest at a LIBOR Rate may be repaid or reborrowed until the expiration of the applicable Interest Period with respect thereto. Except as otherwise provided in Section 2.7 below, on the Primary Maturity Date, all of the Primary Facility Loans shall be immediately due and payable.

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                         If, at any time or for any reason, the aggregate
                    principal balance of the Primary Facility Loans exceeds the above limitation (an "Over Advance"), Borrower shall immedi-ately pay to Bank, in immediately available funds, the amount of such Over Advance.

         3. In Section 2.3 the dollar amount which reads "Eighteen Million Dollars ($18,000,000.00)" is amended to read "Thirty-Five Million Dollars ($35,000,000.00)."

         4.         Section 2.4 is amended to read as follows:

                         Term Facility.  So long as no Unmatured Event of
                         -------------
                    Default or Event of Default has occurred hereunder and subject to the terms and conditions of this Agreement, Bank agrees to make Term Facility Loans to Borrower from the Closing Date to but not including the Primary Maturity Date, at such times as Borrower may request and in an amount not less than One Million Dollars each, provided, however, that the aggregate principal amount at any time outstanding of all of the Obligations including, without limitation, the Primary Facility Loans and Term Facility Loans made and requested to be made by Bank shall not exceed the sum of $35,000,000.00 on or before January 2, 1999 and thereafter shall not exceed $25,000,000.00 and any aggregate principal amount at any time outstanding of Term Facility Loans shall not exceed $25,000,000.00. Except as to the Conversion Loans, each Term Facility Loan shall mature five years (a "Term Maturity Date") and be fully due and payable five years from the date of funding of such loan; provided no Term Maturity Date shall be no later than January 2, 2004.

         5.         Section 6.2 is amended in its entirety to read as follows:

                         "Dividends.  Borrower shall not make or declare any
                    dividend or distribution without the prior written consent of Bank."

         6. Section 6.3(a) is amended in its entirety to read as follows:

                         (a) Ratio of Total Liabilities to Tangible Net Worth.
                             ------------------------------------------------
                    Guarantor and its

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                    Subsidiaries shall maintain on a consolidated basis a ratio of Total Liabilities less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than one and fifty one hundredths to one (1.50:1.00) to be measured as of December 31, 1997 and at all times thereafter.

                         (b) Ratio of Debt to Cash Flow.  At all times Guarantor
                             --------------------------
                    and its Subsidiaries shall maintain on a consolidated basis a ratio of Debt to Cash Flow of not more than 3.0 to 1.0 through December 31, 1997 and not more than 2.5 to 1.0 thereafter.

                         (c) Ratio of Cash Flow to Debt Service.  At all times
                             ----------------------------------
                    Guarantor and its Subsidiaries shall maintain on a consolidated basis a ratio of Cash Flow to Debt Service of not less than 1.5 to 1.0.

                         (d) As of the end of each of Guarantor's fiscal years,
                    Guarantor and its Subsidiaries shall show and demonstrate a positive profitability determined on a consolidated basis and in accordance with GAAP for the fiscal year just ended.

                    For the purposes of this Section 6.3 the following terms shall have the meanings indicated:

                    Cash Flow means the following for the preceding twelve (12)
                    ---------
                    months (on a rolling basis):  net income (or net loss plus
                                                                          ----
                    the sum of (a) net interest expense; (b) income tax expense;
                    (c) depreciation expense; (d) amortization expense less amortization of pre-marketing incentives; (e) rent expense under operating leases of real; personal or mixed property; and (f) non-cash write-downs or write-offs of assets, less
                                                                          ----
                    the sum of (i) net extraordinary gains included in net income; and (ii) net gains on the sale of assets other than asset sales in the ordinary course of business in each case determined in accordance with GAAP.

                    Debt means Debt as defined in Section 1.1 but excluding all
                    ----
                    accrued expenses incurred and trade payable arising in the ordinary course of business.

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                    Debt Service means the sum of the following for the
                    ------------
                    preceding twelve (12) months; (a) net interest expense on all Debt, other than Capitalized Leases, during such period, plus; (b) rent expense under operating leases or real or
                    ----
                    personal, or mixed property during such period; plus (c)
                                                                    ----
                    payments made under Capitalized Leases during such period; plus (d) scheduled principal amounts of Debt payable during
                    ----
                    such period.

                    Subordinated Debt means loans which are subordinated to the
                    -----------------
                    Loans in a manner acceptable to Lender.

                    Total Liabilities means total liabilities as defined by
                    -----------------
                    GAAP.

          7. In Exhibit N-1 to the Credit Agreement the dollar amount which reads "Eighteen Million Dollars ($18,000,000.00)" is amended to read "Thirty-Five Million Dollars ($35,000,000.00) on or before January 2, 1999 and thereafter shall not exceed $25,000,000.00."

          8. In Exhibit N-2 to the Credit Agreement the dollar amount which reads "Eighteen Million Dollars ($18,000,000.00)" is amended to read "Thirty-Five Million Dollars ($35,000,000.00) on or before January 2, 1999 and thereafter shall not exceed $25,000,000.00."

       C. Notwithstanding anything herein to the contrary in the event purchase of assets as set forth in the Asset Purchase Agreement dated March 1997 between Guarantor and McKesson Corp. and McKesson Water Products is not completed by March 31, 1997 the amount which reads "Thirty-Five Million Dollars ($35,000,000.00)" in A(1), B(2), B(3), B(7) and B(8) above shall be deemed amended to read "Twenty-Five Million Dollars."

       D. Borrower agrees to pay to Lender concurrently herewith a fee of $100,000.00 for this Modification Agreement.

       E. The parties hereto agree to execute such further agreements and instruments as may be deemed necessary by Lender to implement the intent of the parties as set forth above and to assure and perfect Lender's interest in the Collateral now or hereafter acquired by the Borrower or the Guarantor.

       F. Borrower hereby represents and warrants to Lender and covenants and agrees with Lender as follows:

            1. Borrower is a corporation, duly organized and validly existing and in good standing under the laws of the State

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of California.  There have been no amendments to the Articles of Incorporation
(Articles) of the Borrower subsequent to February 1, 1994.

          2. Borrower has full legal right, power and authority to enter into and perform this Modification Agreement. The execution and delivery of this Modification Agreement by Borrower and the consummation by Borrower of the transactions contemplated hereby have been duly authorized by all necessary action on behalf of Borrower. This Modification Agreement is a valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

          3. Neither the execution and delivery of this Modification Agreement by Borrower nor the consummation by Borrower of the transactions contemplated hereby conflicts with or constitutes a violation or a default under the Articles, any statute, law, regulation, order to decree applicable to Borrower, or any contract, commitment, agreement, arrangement or restric tion of any kind to which Borrower is a party, by which Borrower is bound or to which any of Borrower's property or assets are subject.

          4. There are no actions, suits or proceedings pending, or to the knowledge of Borrower, threatened against or affecting Borrower in relation to its obligations to Lender, or involving the validity and enforceability of this Modification Agreement, the Loan Documents, or the priority of any liens given by Borrower to Lender in accordance with the Loan Documents, at law or in equity, or before or by any governmental agency, or which could have material adverse effect on the financial con dition, operations, properties, assets, liabilities or earning of Borrower, or the ability of Borrower to perform its obligations to Lender.

       G. This Modification Agreement is, in part, a reaffirmation of the obligations and indebtedness of Borrower to Lender, as evidenced by the Loan Documents. Therefore, Borrower and Guarantor represent and warrant that, except as specified herein, all of the terms and conditions of the Loan Documents are and shall remain in full force an effect, without waiver or mod ification of any kind whatsoever, and are ratified and confirmed in all respects.

       H. This Modification Agreement shall be binding upon and inure to the benefit of successors and assignees of the parties hereto.

       I.   Borrower and Guarantor, by execution of this Modification
Agreement, hereby each declare that it has no set-offs, counterclaims, defenses or other causes of action against Bank arising out of the Loan, evidenced by the Note or any

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document executed in connection with the Loan.  To the extent that any such set-
offs, counterclaims, defenses or other causes of action may exist, such matters are hereby waived, released and forever discharged by Borrower and Guarantor.

       J. This Modification Agreement may only be modified or amended by written agreement duly executed by the party to be charged.

       K. This Modification Agreement constitutes the product of the negotiation of the parties hereto and the enforcement hereof shall be interpreted in a neutral manner, and not more strongly for or against any party based upon the source of the draftsmanship hereof.

       L. This Modification Agreement is not a novation, nor, except as provided for herein, it is to be construed as a release or modification of any of the terms, conditions, warranties, waivers, or rights set forth in the Loan Documents. Nothing contained in this Modification Agreement shall be deemed to constitute a waiver by Lender or any required performance by Borrower, or to require any forbearance or extension other than that which is specifically agreed to herein by Lender, and no other forbearance or extension is to be implied from the language used herein, by operations of law, or otherwise.

                                      -7-
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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 28th day of March, 1997.

LENDER:                        BORROWER:
TOKAI BANK OF CALIFORNIA,           GW SERVICES, INC.,
a California banking             a California corporation
 corporation

By: /s/ Robert W. Bartlett     By: /s/ Jerry A. Gordon
   -------------------------      -------------------------
Robert W. Bartlett                    Jerry A. Gordon
Senior Vice President                    President

By: /s/ Larry D. Freedman      By: /s/ Brenda K. Foster
   -------------------------      -------------------------
Larry D. Freedman                    Brenda K. Foster
Vice President                      V.P. Controller and
                                         Secretary

                               GUARANTOR:
                               GLACIER WATER SERVICES, INC.,
                               a Delaware corporation

                               By: /s/ Jerry A. Gordon
                                  -------------------------
                               Jerry A. Gordon
                               President

                               By: /s/ Brenda K. Foster
                                  -------------------------
                               Brenda K. Foster
                               V.P. Controller and
                               Secretary

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